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                                                                    EXHIBIT 99


                        FIRST CITIZENS BANCSTOCK, INC.
                             1100 Brashear Avenue
                         Morgan City, Louisiana 70380

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                         COMPANY'S BOARD OF DIRECTORS


The undersigned shareholder(s) of First Citizens BancStock, Inc. (the "Company") hereby revoke(s) any proxy heretofore given and appoint(s) Goldie C. Cardinale, Alfred S. Lippman and A.F. Sauls, Jr., and any one of them, as proxies, each with the full power of substitution and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned at the close of business on January 19, 1996, at the Special Meeting of Shareholders of the Company called for and to be held at the main office of The First National Bank in St. Mary Parish, 1100 Brashear Avenue, Morgan City, Louisiana, on Thursday, March 7, 1996 at 10:30 a.m., local time, and at any adjournment thereof, as follows:

     1. The proposal to approve an Amended and Restated Agreement and Plan of Merger and two related merger agreements (collectively, the "Plan of Merger") pursuant to which, among other things: (a) Whitney Acquisition Corporation (a wholly-owned subsidiary of Whitney Holding Corporation ("Whitney") formed for this purpose) would merge into Citizens, as a result of which Citizens would become a wholly-owned subsidiary of Whitney and each outstanding share of common stock of Citizens would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger, all as more fully described in the accompanying Proxy Statement and Prospectus; (b) Citizens would then be merged into Whitney; and (c) FNB would merge into Whitney National Bank, a wholly-owned bank subsidiary of Whitney.

          [ ] FOR                  [ ] AGAINST                 [ ] ABSTAIN

     2. Such other matters which may properly be brought before the meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED SHAREHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED IN FAVOR OF THE PLAN OF MERGER.

                              DATED:  ________________________, 1996

                              __________________________________________
                                        (Signature of Shareholder)

                              __________________________________________
                                   (Signature of Joint Shareholder)

When signing as attorney, executor, administrator, tutor, trustee, curator, guardian or other fiduciary, please give full title and attach a certified copy of authority.

Please sign, date and return your proxy promptly in the enclosed postage paid envelope.